EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

There is no consent by Tourville, Simpson and Caskey, L.L.P. for the above referenced financial statements. Tourville, Simpson & Caskey, L.L.P. ceased operations on December 31, 2002.